                                                                   Exhibit 10-MM

                                                                        11-20-96

                             EMPLOYMENT AGREEMENT
                             --------------------


          THIS EMPLOYMENT AGREEMENT is dated and effective as of the 11th day of December, 1996 ("Effective Date"), and is by and between National Steel Corporation, a Delaware corporation (the "Company"), and Osamu Sawaragi ("Executive"). In consideration of the mutual covenants contained herein, and other good and valuable consideration (including the Termination Benefits and the Special Termination Benefits) the receipt and adequacy of which the Company and Executive each hereby acknowledge, the Company and Executive hereby agree as follows:

1.   Employment and Term.

     The Company hereby agrees to employ Executive as the Chief Executive Officer of the Company and Executive hereby agrees to accept such employment and serve in such capacity on a full-time basis during the Term and upon the terms and conditions set forth in this Employment Agreement (this "Agreement"). Executive shall report solely to the Company's Board of Directors, and will have such responsibilities, duties and authorities as are customary for such positions in a publicly held company of the size, type and nature of the Company as they may exist from time to time. The term of employment of Executive under this Agreement shall be the period commencing on the Effective Date and terminating on October 5, 1998 (the "Term"). The respective rights and obligations of the parties hereunder shall survive any termination of employment to the extent necessary to achieve the intended preservation of rights and obligations.

2.   Salary and Annual Incentive Compensation.

     Executive's annual base salary as in effect on the Effective Date shall be the Executive's annual base salary hereunder as of the Effective Date, payable in consecutive equal monthly installments. The term "base salary" as utilized in this Agreement shall refer to the then current base salary as adjusted from time to time. Executive shall also be eligible to receive annual incentive compensation pursuant to the Company's Management Incentive Compensation Program or any successor plan (the "MICP") during the Term and as determined in accordance with the terms and conditions of the MICP. Executive's MICP target annual incentive

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compensation for 1996 shall be 50% of base salary, multiplied by a fraction, the numerator of which shall be the number of days employed by the Company in 1996, and the denominator of which shall be 365. The Company will maintain in effect, for each year during the Term, the MICP or an equivalent plan under which Executive will be eligible for an award not less than the prior year opportunity level available to Executive. Any such annual incentive compensation payable to Executive shall be paid in accordance with the Company's usual practices with respect to payment of incentive compensation of senior executives.

3.   Benefit and Compensation Plans.

     (a) Executive shall be entitled during the Term to participate in all executive compensation plans, and other employee and executive benefits, practices, policies and programs of the Company, as presently in effect or as they may be modified or added to by the Company from time to time ("Benefit Plans").

     (b) During the Term, the Company will provide Executive with coverage by Company-paid group or individual life insurance or a combination thereof, all in accordance with the plans, policies, programs and arrangements as presently in effect or as they may be modified or added to by the Company from time to time.

     (c) During the Term, Executive will participate in the Company's Executive Deferred Compensation Plan, and any supplemental retirement plans, benefits, practices, programs, or policies of the Company, as in effect on the Effective Date or as they may be modified or added to by the Company from time to time ("Compensation Plans").

4.   Non-Compete Agreement.

     Executive hereby agrees that if Executive terminates his employment with the Company without Good Reason, then for a period of two (2) years after the Date of Termination, but in any event only as long as the Company satisfies its obligations under this Agreement, (the "Restricted Period"), Executive will not engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor or director) in any "Competitive Business" in the continental United States (the "Territory"). The term "Competitive Business" means the making, producing, manufacturing or finishing of steel products which products are in direct competition with steel products that are made, produced,

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manufactured or finished by the Company on the Date of Termination.  It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not be deemed inconsistent with this Section
4.  If any court of competent jurisdiction shall deem any obligation of this
Section 4 too lengthy or the Territory too extensive, the other provisions of this Section shall nevertheless stand, the Restricted Period shall be deemed to be the longest period such court deems not to be too lengthy and the Territory shall be deemed to comprise the portion of the United States east of the Mississippi River (or such other portion of the United States that such court deems not to be too extensive).

5.   Non-Inducement.

     Executive hereby agrees that for a period commencing with the Date of Termination and ending on the second anniversary of the Date of Termination, Executive shall not induce, or attempt to influence, any employee of the Company who reports either directly to the Company's Chief Executive Officer, President, Chief Operating Officer or Acting Chief Operating Officer or to another employee who reports directly to the Company's Chief Executive Officer, President, Chief Operating Officer or Acting Chief Operating Officer to terminate his employment with the Company.

6.   Non-Disclosure.

     For a period commencing on the Date of Termination and ending on the fifth anniversary of the Date of Termination, Executive shall keep secret and retain in strictest confidence, and shall not furnish, make available or disclose to any third party or use for the benefit of himself or any third party, any Confidential Information. As used in this Section, "Confidential Information" shall mean any information relating to the business or affairs of the Company, including but not limited to information relating to financial statements, customer identities, customer needs, potential customers, employees, suppliers, servicing methods, equipment, programs, strategies and information, analyses, profit margins or other proprietary information used by the Company in connection with its business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Executive. Executive acknowledges that the

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Confidential Information is vital, sensitive, confidential and proprietary to the Company.

7.   No Unfavorable Publicity.

     Subsequent to Executive's Date of Termination, Executive agrees not to make statements or communications and not to issue any written communications or release any other written materials which would likely be materially damaging to the Company's reputation or standing, whether in the investor or financial community, the steel industry or otherwise.

8.   Cooperation With the Company.

     Executive agrees to cooperate with the Company for a reasonable period of time after the Term of this Agreement by making himself available to testify on behalf of the Company, in any action, suit, or proceeding. In addition, for a reasonable period of time, Executive agrees to be available at reasonable times to meet and consult with the Company on matters reasonably within the scope of his prior duties with the Company so as to facilitate a transition to his successor. The Company agrees to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or consulting assistance.

9.   Release of Employment Claims.

     Executive and the Company agree that in the event Executive receives Special Termination Benefits (as defined in Section 11(e)), he and the Company will execute a mutual release agreement releasing any and all claims which either of them have or may have against the other arising out of Executive's employment (other than enforcement of this Agreement). The Executive agrees that in the event the Executive's employment with the Company terminates or is terminated, the Executive's sole and exclusive remedy shall be, and the Company's liability shall be limited to, damages equal to the payments and benefits to be provided by the Company hereunder and to payment or reimbursement of Executive's costs and expenses in accordance with Section 12(b).

10.  Remedies.

     Executive acknowledges and agrees that the covenants set forth in Sections 4 through 8 are reasonable and necessary for the

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protection of the Company's business interests, that irreparable injury will result to the Company if Executive breaches any of the terms of such covenants, and that in the event of Executive's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by him of any of such covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without the necessity of showing actual monetary damages, subject to hearing as soon thereafter as possible. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

11.  Termination of Employment.

     (a) Termination Due to Death or Disability. Upon an Executive's Date of Termination during the Term due to death or Disability, the Company will pay Executive (or his beneficiaries, dependents or estate), and Executive (or his beneficiaries, dependents or estate) will be entitled to receive, the Termination Benefits (as defined in Section 11(d)).

     (b) Termination by the Company for Cause and Termination by Executive without Good Reason. Upon Executive's Date of Termination during the Term by the Company for Cause or by Executive without Good Reason the Company shall pay Executive (or his beneficiaries, dependents or estate), and Executive (or his beneficiaries, dependents or estate) shall be entitled to receive, the Termination Benefits (as defined in Section 11(d)), except that no amount shall be paid and no right accrued in respect of Executive under Section 11(d)(i)(B).

     (c) Termination by the Company Without Cause and Termination by Executive for Good Reason. Upon Executive's Date of Termination during the Term by the Company without Cause or by Executive for Good Reason the Company shall pay Executive (or his beneficiaries, dependents or estate), and Executive (or his beneficiaries, dependents or estate) shall be entitled to receive, the Termination Benefits (as defined in Section 11(d)) and the Special Termination Benefits (as defined in Section 11(e)).

     (cc) Termination Following Expiration of the Term. Upon termination of employment following expiration of the Term, whether by the Executive with or without Good Reason, or by the

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Company, without Cause, the Company shall pay Executive (or his beneficiaries, dependents, or estate), and Executive (or his beneficiaries, dependents, or estate) shall be entitled to receive, the Termination Benefits (as defined in
Section 11(d)) and the Special Termination Benefits (as defined in Section
11(e)).

     (d) "Termination Benefits". "Termination Benefits" means the aggregate of all of the following:

     (i) a single sum cash payment by the Company to Executive within thirty
(30) days after the Date of Termination of

     (A) Executive's then current annual base salary pro rata through the Date of Termination to the extent not theretofore paid; (B) the product of (y) the greater of (aa) the average annual incentive compensation paid to Executive in the three fiscal years immediately preceding the fiscal year of the Date of Termination (or all fiscal years Executive was employed if less than three, and annualized in the event Executive was not employed by the Company for the whole of any such fiscal year), and (bb) Executive's target incentive compensation percentage payable under the MICP multiplied by Executive's then current base salary and (z) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365; and (C) any accrued vacation pay to the extent not theretofore paid.

     (ii) All vested amounts owing or accrued at the Date of Termination under any compensation and benefit plans, programs, and arrangements set forth or referred to in this Agreement, including, but not limited to, Sections 2 and 3 hereof; and if the Date of Termination is due to death, Executive's estate or other beneficiaries shall receive the death benefits described in Section 3(b).

     (iii) Reasonable business expenses and disbursements incurred by Executive prior to such Date of Termination will be fully reimbursed within ten (10) days after the Date of Termination.

     (e) "Special Termination Benefits". "Special Termination Benefits" means the aggregate of all of the following:

     (i) The Company shall pay to Executive, in a single sum in cash within thirty (30) days after the Date of Termination, an

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amount equal to fifty percent of Executive's annual base salary (immediately preceding the Date of Termination).

     (ii) For two years after Executive's Date of Termination, if Executive is less than age 69 on his Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, arrangement, practice or policy, the Company shall continue benefits to Executive and/or Executive's dependents at least equal to those which would have been provided to them in accordance with the Benefits Plans or this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other peer executives of the Company and their dependents; provided, however, that notwithstanding anything in this Agreement to the contrary, if Executive is eligible to receive health benefits or other benefits under an NKK Corporation sponsored plan or arrangement, or any Japanese government plan or arrangement, or under any other plan or arrangement, the health benefits and other benefits described herein shall be secondary to those provided under such other plan or arrangement during such applicable period of eligibility; and provided, further, that if Executive shall later become ineligible for health benefits or other benefits under such other plans and arrangements, the health benefits or other benefits provided by the Company shall be primary. If Executive is age 69 or older on his Date of Termination, the period of "two years" in the first line of this Section 11(e)(ii) shall be reduced to the period set forth below:

                         Age              Period
                         ---              ------

                         69               One Year
                     70 or older            Zero

     (iii) Stock options held by Executive as of the date of this Agreement were granted pursuant to the 1993 National Steel Corporation Non-Employee Directors' Stock Option Plan and shall continue to be governed by the terms and conditions of said Non-Employee Directors' Stock Option Plan. Stock options granted to Executive after the date of this Agreement shall be issued pursuant to the 1993 National Steel Corporation Long Term Incentive Plan and shall continue to vest as if Executive had remained an employee of the Company and shall remain fully exercisable for the lesser of (a) the entire period that would have been available for exercise had Executive continued in the

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employ of the Company through the original option term or (b) five years; such stock options shall otherwise be governed by the terms and conditions of said Long Term Incentive Plan (and the agreements and other documents thereunder) pursuant to which such stock options were granted.

12.  Governing Law; Disputes; Arbitration.

     (a) Governing Law. This Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Indiana, without regard to Indiana conflicts of law principles, except insofar as the Delaware General Corporation Law and federal laws and regulations may be applicable. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof.

     (b) Reimbursement of Expenses in Enforcing Rights. All costs and expenses (including, without limitation, fees and disbursements of actuaries, accountants and counsel) incurred by Executive in seeking in good faith to enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is successful in asserting such rights. If there shall be any dispute between the Company and Executive, the Company shall pay or provide, as applicable, all undisputed amounts or benefits as are then payable to Executive or Executive's beneficiaries or dependents pursuant to this Agreement. Any amounts that have become payable pursuant to the terms of this Agreement or any decision by arbitrators or judgment by a court of law, but which are not timely paid shall bear interest, payable by the Company, at the lower of (A) the highest lawful rate or (B) the prime rate in effect at the time such payment first becomes payable, as quoted by The Wall Street Journal.

     (c) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois, in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration, by three (3) arbitrators, one of which

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shall be chosen by the Company, one of which shall be chosen by Executive, and one of which shall be chosen by the arbitrators chosen by Company and Executive. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Northern District of Indiana; (ii) any of the courts of the State of Indiana, or
(iii) any other court having jurisdiction. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company shall bear all costs and expenses arising in connection with any arbitration proceeding. Notwithstanding any provision in this Section 12(c), Executive shall be entitled to seek specific performance of Executive's right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

13.  Definitions.

     Certain terms in this Agreement are defined the first time they appear; other terms which are capitalized are not defined the first time they appear, but unless the context indicates otherwise, have the meanings set forth below:

     (a) "Cause". For purposes of this Agreement, "Cause" shall mean Executive's gross misconduct (as defined herein) or willful and material breach of this Agreement. For purposes of this definition, "gross misconduct" shall mean (A) a felony conviction or a plea of nolo contendere to a felony charge in a court of law under applicable federal or state laws which results in material damage to the Company, or (B) willfully engaging in one or more acts which is demonstrably and materially damaging to the Company. Notwithstanding the foregoing, Executive may not be terminated for Cause unless and until there shall have been delivered to him, within six months after the Board (A) had knowledge of conduct or an event allegedly constituting Cause and (B) had reason to

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believe that such conduct or event could be grounds for Cause, a copy of a resolution duly adopted by a majority affirmative vote of the entire membership of the Company's Board of Directors (excluding Executive if a member of Company's Board of Directors), at a meeting of the Board called and held for such purpose (after giving Executive reasonable notice specifying the nature of the grounds for such termination and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct set forth above in this Section 13(a).

     (b) "Date of Termination".  "Date of Termination" means (i) if
Executive's employment is terminated by the Company for Cause or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; (ii) if Executive's employment is terminated by the Company without Cause, the Date of Termination shall be the date on which the Company notifies Executive of such Date of Termination, and
(iii) if Executive's employment is terminated by reason of death or Disability, or is terminated by Executive without Good Reason, the Date of Termination shall be the date of death of Executive, the Disability Effective Date, or the date Executive notifies the Company that Executive's employment will terminate, as the case may be. If the Company determines in good faith that the Disability of Executive has occurred during the Term of the Agreement (pursuant to the definition of Disability set forth in Section 13(c)), it may give to Executive written notice in accordance with Section 13(e) of this Agreement of its intention to terminate Executive's employment. In such event, Executive's Date of Termination is effective on the date that is six months after receipt of such notice by Executive (the "Disability Effective Date"), provided that, within such six month period, Executive shall not have returned to full-time performance of Executive's duties. Any termination by the Company for Cause, or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(e) of this Agreement.

     (c) "Disability". "Disability" means the failure of Executive to render and perform the services required of him under this Agreement, for a total of 180 days or more during any consecutive 12 month period, because of any physical or mental incapacity or disability as determined by a physician or

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physicians selected by the Company and reasonably acceptable to Executive, unless, within six (6) months after Executive has received written notice from the Company of a proposed Date of Termination due to such absence, Executive shall have returned to the full performance of his duties hereunder and shall have presented to the Company a written certificate of Executive's good health prepared by a physician selected by Executive and reasonably acceptable to the Company.

     (d) "Good Reason". For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events set forth in paragraphs (i) through (vii) below, without Executive's prior written consent:

     (i) the diminution of Executive's status, titles, positions, duties, offices, authorities, responsibilities, assignments or reporting relationships, or removal from Executive of any status, titles, positions, duties, offices, authorities, responsibilities, assignments or reporting relationships, which is inconsistent in any respect with Executive's status, titles, positions, duties, offices, authorities, responsibilities, assignments or reporting relationships, as contemplated by Section 1 of this Agreement, excluding for this purpose (a) any removal of the title "Chairman of the Board," the removal of Executive from the Board, or any failure to elect or re-elect, or nominate Executive to the Board, (b) any search for a new Chief Executive Officer, or transition or succession planning regarding a Chief Executive Officer, (c) any announcement of an appointment of a new Chief Executive Officer, with an effective date after the Term hereof, or (d) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

     (ii) any reduction in Executive's then current base salary or in Executive's then current target incentive compensation opportunity under the MICP;

     (iii) any failure by the Company to comply with any of the provisions of this Agreement, including but not limited to Sections 2 and 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

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     (iv) any failure by the Company to perform any obligation under, or breach by the Company of any provision of, this Agreement;

     (v) any purported termination by the Company of Executive's employment otherwise than as expressly permitted by this Agreement; or

     (vi) any failure by the Company to comply with and satisfy Section 14(c) of this Agreement.

     (vii) voluntary termination of employment by Executive with the prior approval of a simple majority of the Board.

     (e) "Notice of Termination". "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the Date of Termination. The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

     (f) "Board" or "Board of Directors". "Board" or "Board of Directors" means the full board of directors of the Company as it may be constituted in accordance with applicable law from time to time, and any committee of the board shall not be deemed to be the Board or Board of Directors for purposes of this Agreement.

14.  Miscellaneous.

     (a) Integration. This Agreement modifies and supersedes any and all prior employment agreements. This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

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     (b) Nonexclusivity of Rights.

     Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company during the Term of this Agreement and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. In the event of any conflict between the terms and provisions of this Agreement and any of the Company's plans, policies, practices, programs, contracts or agreements, the terms and provisions of whichever is more favorable to the Executive shall prevail.

     (c) Non-Transferability. Neither this Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 14(d). The Company may, but only with the consent of Executive, assign this Agreement and the Company's rights and obligations hereunder, and the Company shall, as a condition of the succession, require such Successor to assume (jointly and severally with the Company) the Company's obligations and be bound by this Agreement. Any such assignment shall not release the Company of any of its obligations under this Agreement. For purposes of this Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's voting securities or all or substantially all of its assets, or otherwise.

     (d) Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death. If Executive should die while any amount would still be payable to him hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his devisee, legatee or other designee or, if there is no such designee, to his estate.

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     (e) Notices.  Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by overnight courier service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

If to the Company:                   With copies to:

Sr. Vice President-Administration    Sr. Vice President & Gen. Counsel National
Steel Corporation                    National Steel Corporation
4100 Edison Lakes Parkway            100 Edison Lakes Parkway
Mishawaka, Indiana 46545-3440        Mishawaka, Indiana 46545-3440

     If to Executive at his then current address reflected in the Company's records.

If the parties by mutual agreement supply each other with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Agreement when sent. In the case of overnight courier service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective 2 days after deposit into the mails by delivery to the U.S. Post Office.

     (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (g) No General Waivers. The failure of any party at any time to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

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     (h) No Obligation To Mitigate.  Executive shall not be required to seek other employment or otherwise to mitigate Executive's damages on or after Executive's Date of Termination, and the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation or benefits earned by Executive as the result of employment by another employer or by retirement benefits; provided, however, that, the health benefits or other benefits that Executive is entitled to receive after the Date of Termination may be reduced in accordance with the terms of Section 11(e)(ii).

     (i) Offsets; Withholding. The amounts required to be paid by the Company to Executive pursuant to this Agreement shall not be subject to offset. The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to Executive under this Agreement, including under Section 11, or otherwise by the Company, will be subject to required withholding taxes and other required deductions.

     (j) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its permitted successors and assigns as provided in Section 14(c). This Agreement is a personal contract and the rights and interests of Executive hereunder may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him, except as otherwise expressly permitted by the provisions of this Agreement. This Agreement shall inure to the benefit of and be enforceable by Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     (k) Actuarially Equivalent Value Calculation. For the purpose of determining an actuarially equivalent value under the terms of this Agreement, the interest rate specified in Section 417(e)(3) of the Internal Revenue Code of 1986, or any successor section thereto, as of the date of such determination, and the 1994 Group Annuitants Mortality Table, shall be used and for purposes of determining present value under the terms of this Agreement, the interest rate specified immediately above shall be used. All calculations shall be made at the expense of the Company, by the independent auditors of the Company. As soon as practicable after the need for such calculation arises, the

Company shall provide to its auditors all information needed to perform such calculations.

     IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this instrument to be duly executed as of the day and year first above written.

                              NATIONAL STEEL CORPORATION


                              By:     /s/ David A. Pryzbylski
                                      -----------------------

                              Name:   David A. Pryzbylski
                              Title:  Senior Vice President,
                                     Administration and Secretary


                                     /s/ Osamu Sawaragi
                              --------------------------------
                                     Osamu Sawaragi

                                      -16-